EXHIBIT 99.1



                   FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

                       Solicited by the Board of Directors

                     for the Special Meeting of Shareholders

                              on ____________, 2002

         The undersigned holder of common stock acknowledges receipt of a copy of the notice of special meeting of shareholders of First National Bank of Northern California and the accompanying proxy statement/prospectus dated _______________, and revoking any proxy heretofore given, hereby constitutes and appoints Thomas C. McGraw, Neil J. Vannucci and Edward J. Watson, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of First National Bank of Northern California, a national banking association, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the special meeting of shareholders of First National Bank of Northern California to be held at the Bank's South San Francisco Branch Office, 211 Airport Boulevard, South San Francisco, California 94080, on ___________, 2002, at 7:30 p.m., or at any postponements or adjournments thereof, upon the following item as set forth in the notice of meeting and proxy statement/prospectus and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any postponements or adjournments thereof.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEM:

         1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization, dated as of November 1, 2001, between FNB Bancorp and First National Bank of Northern California, and the transactions covered by the Agreement, including the reorganization of First National Bank of Northern California.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

         2. In their discretion, to transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 SET FORTH ABOVE. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH ABOVE.
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SHAREHOLDER(S)                              No. of Common Shares _______________


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Date: ____________________, 2002       Please date and sign exactly as your
                                       name(s) appears. When signing as
                                       attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title. If more than one trustee, all
                                       should sign. All joint owners should
                                       sign. WHETHER OR NOT YOU PLAN TO ATTEND
                                       THIS MEETING, PLEASE DATE, SIGN AND
                                       RETURN THIS PROXY AS PROMPTLY AS
                                       POSSIBLE IN THE ENCLOSED POSTAGE-PAID
                                       ENVELOPE.

                                            I/we do [ ] or do not [ ] expect to
                                            attend this meeting.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.